EXHIBIT 23.1












             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and Registration Statement on Form S-8 (File No. 333-66785) of our report dated February 9, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in Bell Atlantic Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 24, 1999